At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Dynamic Funds and Security Investors, LLC. A description of the number of shares voted is as follows:

Fund					Shares For	Shares Against	Shares Abstained
S&P 500 2X Strategy Fund			1,941,937 	 34,650 	 17,325
Inverse S&P 500 2x Strategy Fund 		5,982,215 	 265,880 	 197,434
NASDAQ-100 2X Strategy Fund			693,291 	 25,911 	 27,594
Inverse NASDAQ-100 2x Strategy Fund  		6,544,549 	 172,529 	 160,833
Dow 2x Strategy Fund				 945,533 	 14,673 	 32,639
Inverse Dow 2x Strategy Fund			 569,175 	 19,770 	 25,438
Russell 2000 2x Strategy Fund			 162,623 	 4,524 	 	 1,877
Inverse Russell 2000 2x Strategy Fund 	 	3,231,919 	 217,603 	 155,008

At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds also voted on whether to approve the election of nominees to the Board of Trustees. A description of the number of shares voted is as follows

Donald C. Cacciapaglia			Corey A. Colehour 		J. Kenneth Dalton
For	 	27,633,666 		  For	 	27,641,923 	For	 	27,578,207
Withhold	 2,024,848 		  Withhold	 2,016,591 	Withhold	 2,080,307
Total	 	29,658,514 		Total	 	29,658,514 	Total	 	29,658,514

John O. Demaret			 	Richard M. Goldman 		Werner E. Keller
For	 	27,602,579 		  For	 	27,604,342 	For	 	27,622,056
Withhold	 2,055,935 		  Withhold	 2,054,172 	Withhold	 2,036,458
Total	 	29,658,514 		Total	 	29,658,514 	Total	 	29,658,514

Thomas F. Lydon			 	Patrick T. McCarville 		Roger Somers
For	 	27,608,246 		  For	 	27,614,743 	For	 	27,697,041
Withhold	 2,050,268 		  Withhold	 2,043,771 	Withhold	 1,961,473
Total	 	29,658,514 		Total	 	29,658,514 	Total	 	29,658,514

At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds also voted on whether to approve a manager of managers arrangement for each of the Funds. Although shareholder votes were placed, not enough votes were received to meet the minimum requirements to constitute a majority vote. As such the matter was closed.